UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2006

Advanced Biotherapy, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-26323	51-0402415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 West Jackson Boulevard, Suite 2182 Chicago, Illinois		60604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (312) 427-1912

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) As of November 6, 2006, Edmond F. Buccellato, Lawrence Loomis and Simon Skurkovich, M.D. resigned as directors of the Company. Each of them has been appointed to the Company’s Advisory Board.

(c) As of November 6, 2006, the Board of Directors (the “Board”) appointed Christopher W. Capps, John R. Capps, Matt Gooch and David Valentine to the Board of Directors.

Christopher W. Capps has served as President and Chief Executive Officer of Advanced Biotherapy, Inc. (the “Company”) since August 2006. Since September 2005, Mr. Capps (24) has also served as President and CEO of KVG Partners, a private equity firm. Mr. Capps received his B.A. in history from Southern Methodist University. Mr. Capps has been appointed to the Company’s Executive Committee of the Board of Directors.

John R. Capps has been the President and CEO of Plaza Motor Company, for 25 years. Plaza Motor Company is part of the Asbury Automotive Group, which is a publicly owned Group on the New York Stock Exchange. Mr. Capps has worked in the automotive industry since his graduation from Stanford University in 1972 with a B.A. in English. Mr. Capps has been appointed to the Compensation, Nominating and Executive Committees of the Board of Directors. He is the father of Christopher W. Capps, President and Chief Executive Officer of the Company.

Matt Gooch joined William Blair & Company in 1997 and currently coordinates the firm’s special situations and restructuring activities. Mr. Gooch is a CFA charter holder and a graduate of Emory University (B.A.) and University of Chicago (M.B.A.), having earned high honors from both institutions. Mr. Gooch has been appointed to the Audit, Nominating and Executive Committees of the Company’s Board of Directors.

David Valentine has been President and Managing Partner of Broadreach Financial Group LLC, a financial advisory firm, and Managing Partner of the Broadreach Steward Fund LLC, a private equity fund, since 2006. Previously, Mr. Valentine was a portfolio manager at Magnetar Capital LLC, a multi-billion dollar hedge fund based in Evanston, Illinois. Mr. Valentine serves on the Boards of Directors of Ambiron Trustwave LLC and Lime Energy, Inc., where he also serves on the Audit Committees. He also serves on the Board of Directors of Inovomed, Inc. and Friends of the Global Fight against AIDS, Malaria and Tuberculosis. He is a 1993 graduate of Washington & Lee University. Mr. Valentine has been appointed to the Audit, Compensation and Executive Committees of the Company’s Board of Directors. Mr. Valentine is the son-in-law of Richard P. Kiphart, Chairman of the Board of Directors of the Company.

FORWARD-LOOKING STATEMENTS

This Form 8-K may contain forward-looking statements. These statements are based upon the Company’s beliefs and expectations. They are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. See the Company’s public filings for more detailed information on the risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Designation     Description of Exhibit

None.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOTHERAPY, INC. (Registrant)

Date: November 8, 2006	By:	/s/ Christopher W. Capps
Christopher W. Capps, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description

None